UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010 (December 30, 2009)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UD
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-20-7605-7950

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of MGT Capital Investments, Inc. and its consolidated subsidiaries (the “Company”) to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, gross profit, expenses, earnings or losses from operations, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the rate of market development and acceptance of medical imaging technology; the execution of restructuring plans; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; the difficulty of aligning expense levels with revenue changes; and other risks that are described from time to time in the Company’s Securities and Exchange Commission reports filed after this report.  The Company assumes no obligation and does not intend to update these forward-looking statements.

On May 14, 2009, MGT Capital Investments, Inc. (the “Company” or the “Registrant”) executed and delivered a Convertible Promissory Note (the “Original Note”) with a maturity date of August 1, 2009, in the principal amount of $1,100,000 with XShares Group, Inc. (“XShares”).  The principal amount included a fee of $100 payable to the Company.  Interest is accrued at an annualized rate of 10% as provided for in the Original Note.  A copy of the Original Note was attached as Exhibit 10.5 to the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2009.

Simultaneously with executing the Original Note, the Company entered into a Securities Purchase Agreement (the “SPA”) with XShares, pursuant to which the Company agreed to purchase an aggregate of 73,943,662 shares of Series B Preferred Stock from XShares at a purchase price of $0.0284 per share for a total of $2,100,000.

On August 5, 2009, the Company signed an amendment to the SPA with XShares (the “Amendment”) which, among other conditions, extended the date of the Initial Closing (as defined in the SPA) and the maturity date of the Original Note to December 31, 2009. A copy of the Amendment was attached as Exhibit 10.6 to the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2009 (the “June 30, 2009 10-Q”).

On August 6, 2009, a second amendment to the SPA was signed (the “Second Amendment”).  A copy of the Second Amendment was attached as Exhibit 10.7 to the Company’s June 30, 2009 10-Q.  The result of these amendments is to amend the terms of the second Closing (as such term is defined in the SPA) to allow for the remaining $1,000,000 investment to be made in a convertible note with a maturity date of December 31, 2009 (the “Second Note”).  Interest is accrued at an annualized rate of 10% as provided for in the Second Note. A copy of the Second Note was attached as Exhibit 10.8 to the Company’s June 30, 2009 10-Q.

On December 30, 2009, the Company entered into amended and restated convertible promissory notes for each of the Original Note (the “Amended and Restated Original Note”) and the Second Note (“the Amended and Restated Second Note”) (collectively referred to herein as the “Amended and Restated Notes”).  For each of the Amended and Restated Notes, the maturity date has been extended to April 30, 2010.  In addition, the Amended and Restated Original Note has been amended to provide that (i) the entire principal amount will be converted into shares of Series B Preferred Stock of XShares at the second Closing (as such term is defined in the SPA); (ii) at any time prior to the second Closing, the Company may, at its option, convert all or a portion of the unpaid principal amount, plus interest, into shares of Series B Preferred Stock of XShares at a price of $0.0284 per share; and (iii) if there is a change in control of XShares or a sale of all or substantially all of its assets prior to the second Closing, then, at the Company’s option, the entire unpaid principal, plus interest, shall be paid to the Company or converted into shares of Series B Preferred Stock of XShares at a price of $0.0284 per share.

Prior to entering into these material definitive agreements or the transactions contemplated thereby, the Company invested $960,000 in Series C preferred shares of XShares in 2007 and an additional $2,040,000 in shares of XShares in the year ended December 31, 2008.

Item 9.01.   Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired

Not applicable

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transactions

Not applicable.

(d)     Exhibits

Exhibit No.	Description

10.12	Amended and Restated Convertible Promissory Note, dated December 30, 2009, in the principal amount of $1,100,000
10.13	Amended and Restated Convertible Promissory Note, dated December 30, 2009, in the principal amount of $1,000,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chairman and Chief Executive Officer
Date: January 6, 2010